Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Omega United, Inc. on Form 10-Q for the three month period ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Albert Hernandez, acting in the capacity as the Chief Executive Officer and President of the Company and I, Clement Harary, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Albert Hernandez
Albert Hernandez
Chief Executive Officer and President
May 15, 2008

/s/ Clement Harary
Clement Harary
Chief Financial Officer
May 15, 2008